SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
 March 10, 2008

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices)                          (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 12, 2008, Evolving Systems, Inc. (“Evolving Systems” or “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2007. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 10, 2008, the Board of Directors of Evolving Systems appointed James King as an executive officer of the Company.

James King, 35, joined the Company in March 2007 as Vice President, Worldwide Sales and Marketing.  He came to the Company from SmartTrust, a market leader in mobile device and OTA SIM management, where he was the General Manager for Europe, the Middle East and Africa from December 2003 to March 2007 and was responsible for all aspects of sales, delivery and strategy across more than 40 countries and 50 mobile carrier customers.  From July 2001 to October 2003 Mr. King was a global accounts director for the mobile location-based services division of MapInfo Corporation. Prior to that time, Mr. King held positions with Eqos Ltd. and Toshiba’s Information Systems Division.  Mr. King holds a BSc (Honours) in Surveying Science from the University of Newcastle upon Tyne and has a postgraduate qualification in marketing undertaken at Nottingham Business School.

Mr. King resides in the United Kingdom and is employed under a standard employment contract in place between the Company’s United Kingdom-based subsidiary, Evolving Systems Limited, and its United Kingdom employees.  His 2008 compensation, expressed in U.S. Dollars, is based upon an exchange rate of 2.01 USD: 1 Pound Sterling (“GBP”) and is as follows:  Base Salary:  $241,200; Non-Equity Incentive Compensation: 25% of Base Salary, based upon achievement of Company quarterly and annual targets as previously described in the Company’s Form 8-K filed with the SEC on January 3, 2008; Commission:  .0087 of license and services bookings during 2008. The Company defines bookings as new, non-cancelable orders that are expected to be recognized as revenue during the following 12 months.  In addition, Mr. King receives $1,407 per month as a car allowance and the Company provides him with life insurance in the amount of $300,000.  All other benefits are in accordance with the standard plan in place for employees of Evolving Systems Limited.

On March 12, 2007, consistent with the requirements of NASDAQ Marketplace Rule 4350(i)(1)(a)(iv), Mr. King was awarded a new employee inducement grant stock option to purchase 100,000 shares of the Company’s common stock with a strike price equal to the closing price for the Company’s stock on the date of grant ($1.72 per share).  These options were granted pursuant to a stand-alone option agreement, vest over a four year period, with 25% vesting on March 12, 2008, and the balance vesting in equal quarterly increments over the remaining three years.  On December 18, 2007, Mr. King was granted options to purchase 10,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan (“Stock Plan”).  The options have a strike price equal to the closing price for the Company’s stock on the date of award ($2.32 per share).  Mr. King was also awarded 5,000 shares of restricted stock under the Company’s Stock Plan having a purchase price equal to the par value for the Company’s stock (.001 per share).  The restricted stock vests in equal quarterly increments over a four year period.

In connection with his appointment as an Executive Officer, the Company entered into a Change of Control Agreement and an Indemnification Agreement with Mr. King.  The terms and conditions of those agreements are in accordance with the form of Agreement previously filed by the Company as Exhibits to Form 8-K dated January 3, 2008 and the S-1 filed in May 1998.  Under Mr. King’s Change of Control Agreement he will be entitled to receive 100% of his annual base salary and incentive compensation (excluding commission targets) upon a Qualified Termination as described in the Change of Control Agreement.  He will also be entitled to acceleration of vesting of equity awards and other benefits as described in the Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 12, 2008

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1

Press Release issued by Evolving Systems, Inc. (“Evolving Systems”) announcing its financial results for the fourth quarter and year ended December 31, 2007. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.